UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS OBLIGATIONS

Item 1.01 Entry into Material Definitive Agreement

On September 9, 2013 E-Waste Systems, Inc. (the “Company”) entered into a binding Agreement with GoEz Deals, Inc., with its principal office at 80 Wall Street, New York, NY 10005 USA, (the ‘GoEZ’), and Ed Torres, founder and CEO of GoEZ (“Torres”).

As a part of GoEZ Agreement, GoEZ and EWSI also entered into a Lease and Operating Agreement, as well a Management and Business Development Agreement with the CEO of GoEz, Ed Torres, both of which are attached as exhibits to this Form 8K filing.

Pursuant to the Agreement, EWSI acquires all of the current operations of GoEZ, and simultaneously entered into a Lease of certain assets of GoEZ and in addition acquires  a 7% ownership interest in GoEz in exchange for the following consideration:

a)  $230,000 in newly issued Series A Convertible Preferred stock of EWSI (the “Preferred”), and

b)  $100,000 in cash (the “Cash”)

Consideration paid to Torres pursuant to the Management and Business Development Agreement is

a)  1,750,000 newly issued restricted common shares of EWSI (the “Stock”) to be issued to Torres valued at a price per share of $0.135; and

b)  1,750,000 S-8 shares valued at a price per share of $0.135 to be issued to Torres.

A copy of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The Lease and Operating Agreement and  the Management and Business Development Agreement are attached to the Agreement as exhibits..

The foregoing descriptions of these agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreement.

Item 3.02  Unregistered Sales of Equity Securities.

On September 9, 2013 E-Waste Systems, Inc. (“EWSI”) entered into a Management and Business Development Agreement with Ed Torres as part of its Agreement with GoEz Deals, Inc. whereby EWSI is obligated to issue 1,750,000 newly issued restricted common shares of EWSI (the “Stock”) valued at a price per share of $0.135.

These shares are granted based on an exemption from registration pursuant to Section 4(2) of under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state laws.  This issuance is qualified for this exemption from registration because (i) the party receiving the shares is an “accredited investors” as that term is defined in the Securities Act; (ii) the Company did not engage in any general solicitation or advertising to market the securities; (iii) the party was provided the opportunity to ask questions and receive answers from the Company regarding the issuance; (iv) the securities were issued to a person with knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of an investment in the Company; and (v) the party will receive “ restricted securities.”

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) EXHIBITS:

Exhibit No.	Description

99.1	Agreement with Lease and Operating Agreement and Management and Business Development Agreement attached as exhibits thereto

99.2	Press Release of August 8, 2013 Announcing the transactions with GoEz Deals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:    September 12,  2013